AMENDMENT

     AMENDMENT, effective May 12, 2000, to AMENDED AND RESTATED EMPLOYMENT AGREEMENT, by and between MUELLER INDUSTRIES, INC., a Delaware corporation having its principal place of business at 8285 Tournament Drive, Memphis, Tennessee 38125 (the "Employer"), and WILLIAM D. O'HAGAN, an individual residing at 3281 Remington Trace, Apt. 303, Memphis, TN 38125 (the "Executive").

                                 WITNESSETH:

     WHEREAS, the parties desire to amend the Amended and Restated Employment Agreement, dated as of September 17, 1997, between Employer and Executive ((the "Employment Agreement); the Employment Agreement, as amended effective May 12, 2000, being hereinafter called the "Agreement").

     NOW, THEREFORE, the parties agree as follows:

 1. Section 1 of the Agreement is amended in its entirety to read as follows: "The Employer agrees to employ the Executive, and the Executive hereby accepts such employment, as President and Chief Executive Officer of the Employer. This Agreement shall have a three-year rolling term, which shall commence as of the date first above written and automatically be extended so that the unexpired term on any date is always three years (the "Employment Period"), until such time as either party gives written notice to the other of its election not to extend such term. The Employment Period shall end three years from the date on which such notice is given unless it is terminated earlier as provided in Section 4 hereof."

 2. Section 4 e of the Agreement shall be amended in its entirety to read as follows: "If the Executive's employment is terminated for Cause pursuant to Section 4(b), or if the Executive shall voluntarily resign for any reason other than Good Reason, the Executive's right to receive the Base Salary (except any accrued and unpaid salary), the Bonus, and any other compensation and benefits to which he would otherwise be entitled under this Agreement shall be forfeited as of the date of termination of employment."

 3. Section 4 f of the Agreement shall be deleted in its entirety.

 4. Section 5 of the Agreement shall be amended by changing the address of Willkie Farr & Gallagher to 787 Seventh Avenue, New York, New York 10019.

 5. Section 7 of the Agreement shall be deleted in its entirety.

 6. Except as expressly amended by this Agreement, the remaining terms and provisions of the Employment Agreement shall remain unchanged and continue in full force and effect.


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 7. This Amendment may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed or caused to be executed this Amendment as of the date first above written.

MUELLER INDUSTRIES, INC.



By: /S/HARVEY L. KARP                     /S/WILLIAM D. O'HAGAN
Name:  Harvey L. Karp                        William D. O'Hagan
Title: Chairman









































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